Exhibit 99.1

8-29-2019

FOR IMMEDIATE RELEASE

SAIC ANNOUNCES THE APPOINTMENT OF TWO NEW BOARD MEMBERS

Reston, Va., August 29, 2019 — Science Applications International Corp. (NYSE: SAIC) announced today the appointment of two new members to the company’s board of directors, effective August 27, 2019.

Joining the board are Carol Goode and Yvette Kanouff. Goode will serve on the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee. Kanouff will serve on the Audit Committee and the Risk Oversight Committee. These appointments bring SAIC’s total board membership to 10.

“We are excited to welcome Carol and Yvette to our board of directors. They bring decades of leadership in key areas, such as talent acquisition, strategy implementation, and technology development, that are vital to our future operations and strategy,” said Donna Morea, SAIC board chair. “Carol and Yvette’s counsel and expertise will bring energy to our board and strengthen SAIC’s commitment to talent development and enhancing mission-critical solutions to better serve our employees, customers, and shareholders.”

Goode currently serves as a board member of WageWorks (NYSE: WAGE) and is a human resources advisor working with various clients in the San Francisco Bay Area helping them manage and address strategic, enterprise-wide challenges and trends that impact employees and stakeholders. Previously, Goode was the chief human resources officer of Brocade Communications (NASDAQ: BRCD), a multi-national technology company specializing in data and storage networks, where she led the company’s global talent acquisition, recruitment, and retention strategy, reporting directly to the CEO. Prior to that role, she held several leadership positions within talent management and human resources for technology organizations including Nortel Networks and Seagate. She holds a Bachelor of Science degree in microbiology and chemistry from Indiana University of Pennsylvania and a Master of Business Administration from Duquesne University.

Kanouff is currently a partner and the chief technology officer at Silicon Valley-based venture capital and private equity firm JC2 Ventures. Prior to that, she served as a senior vice president and general manager for Cisco’s Service Provider Business where she was responsible for more than $7 billion in direct revenue and more than 6,000 employees globally. Previously, Kanouff held leadership positions for numerous companies, including Cablevision, SeaChange International, and Time Warner. She holds bachelor’s and master’s degrees in mathematics from the University of Central Florida. Kanouff is currently serving as a board member for Sprinklr, an enterprise social media marketing and management software company.

8-29-2019

About SAIC

SAIC® is a premier technology integrator solving our nation’s most complex modernization and readiness challenges. Our robust portfolio of offerings across the defense, space, civilian, and intelligence markets includes high-end solutions in engineering, IT, and mission solutions. Using our expertise and understanding of existing and emerging technologies, we integrate the best components from our own portfolio and our partner ecosystem to deliver innovative, effective, and efficient solutions.

We are 23,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has pro forma annual revenues of approximately $6.5 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Forward-Looking Statements

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

SAIC Media Contact:

Lauren Presti

703-676-8982

lauren.a.presti@saic.com